EXHIBIT 3.5

Certificate of Formation

of

Capital Product Operating GP L.L.C.

Under Section 9 of The Marshall Islands Limited Liability Company Act

1.                                       The name of the Limited Liability Company is: Capital Product Operating GP L.L.C.

2.                                       The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.                                       The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

WHEREFORE, the undersigned has executed this Certificate of Formation on the 16th day of January, 2007.

/s/ Daniel C. Rodgers
Daniel C. Rodgers
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CAPITAL PRODUCT OPERATING GP L.L.C.

Pursuant to Section 10 of the Marshall Islands

Limited Liability Company Act of 1996

The undersigned, Ioannis E. Lazaridis, the Chief Financial Officer of Capital Maritime & Trading Corp., acting as the Sole Member of Capital GP L.L.C., acting as the General Partner of Capital Product Partners L.P., acting as the Sole Member of CAPITAL PRODUCT OPERATING GP L.L.C. (the “Company”), a limited liability company formed and existing under the Marshall Islands Limited Liability Company Act of 1996, for the purpose of amending the Certificate of Formation of the Company, hereby certifies:

(a)   The name of the Company is “CAPITAL PRODUCT OPERATING GP L.L.C.”

(b)   The Certificate of Formation of the Company was originally filed with the Office of the Registrar of Corporations of the Marshall Islands on January 16, 2007.

(c)   The Certificate of Formation of the Company is hereby amended to change the name of the Company to: “CAPITAL PRODUCT OPERATING L.L.C.”

(d)   This Certificate of Amendment shall be effective upon filing with the Registrar or Deputy Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 24th day of January, 2007, and he hereby affirms and acknowledges, under penalty of perjury, that this Certificate of Amendment is the act and deed of the Company and that the facts stated herein are true.

CAPITAL PRODUCTS OPERATING GP L.L.C.

By: Capital Product Partners L.P., its Sole Member

By: Capital GP L.L.C., its General Partner

By: Capital Maritime & Trading Corp., its Sole Member

By:	/s/ Ioannis E. Lazaridis
Ioannis E. Lazaridis
Chief Financial Officer